Exhibit 99.1

TRANSACTIONS
The following table sets forth all transactions by the Reporting Persons (on behalf of the Funds) with respect to the Ordinary Shares effected since the previous amendment to Schedule 13D was filed with the SEC on November 5, 2025, inclusive of any transactions effected through 4:00 p.m., New York City time, on December 10, 2025. Except as otherwise noted below, all such transactions were purchases or sales of Ordinary Shares effected in the open market, and the table excludes commissions paid in per share prices.

Amount Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale
TWO SEAS GLOBAL (MASTER) FUND LP

352	31.496 (1)	11/06/2025
58,621	31.000 (2)	11/07/2025
19,540	31.049 (3)	11/11/2025
29,311	30.076 (4)	11/12/2025
50,000	29.752 (5)	11/13/2025
(25,000)	30.300	11/14/2025
(12,500)	30.600 (6)	11/14/2025
19,835	31.841 (7)	11/20/2025
(2,629)	33.419 (8)	11/24/2025
37,141	32.948 (9)	11/25/2025
(39,670)	33.250	11/25/2025
50,000	33.781 (10)	11/28/2025
35,916	33.850 (11)	12/02/2025
41,319	34.210 (12)	12/03/2025
(100,000)	35.098 (13)	12/05/2025
(4,715)	36.840	12/08/2025
(39,447)	36.971 (14)	12/08/2025
(35,174)	37.050 (15)	12/08/2025
(9,431)	37.050	12/08/2025
(9,431)	37.050	12/08/2025
(13,203)	37.080	12/08/2025
(5,658)	37.080	12/08/2025
(4,715)	37.150	12/08/2025
(118,027)	36.650	12/09/2025
(23,605)	36.710	12/09/2025
(16,242)	36.732 (16)	12/09/2025
(47,211)	36.760	12/09/2025
(47,211)	36.760	12/09/2025
(50,000)	36.250	12/10/2025
(100,000)	35.900	12/10/2025

TWO SEAS LITIGATION OPPORTUNITIES FUND LLC

549	31.496 (17)	11/06/2025
91,379	31.000 (18)	11/07/2025
30,460	31.049 (19)	11/11/2025
45,689	30.076 (20)	11/12/2025
25,000	29.752 (21)	11/13/2025
(25,000)	30.300	11/14/2025
(12,500)	30.600 (22)	11/14/2025
(35,000)	31.133 (23)	11/17/2025
(75,000)	32.117 (24)	11/18/2025
30,165	31.841 (25)	11/20/2025
(3,998)	33.419 (26)	11/24/2025
(60,330)	33.250	11/25/2025
(250,000)	33.761 (27)	12/01/2025
51,006	33.850 (28)	12/02/2025
58,681	34.210 (29)	12/03/2025
(250,000)	34.990 (30)	12/05/2025
(45,285)	36.840	12/08/2025
(378,833)	36.971 (31)	12/08/2025
(337,780)	37.050 (32)	12/08/2025
(90,569)	37.050	12/08/2025
(90,569)	37.050	12/08/2025
(126,797)	37.080	12/08/2025
(54,342)	37.080	12/08/2025
(45,285)	37.150	12/08/2025
(131,973)	36.650	12/09/2025
(26,395)	36.710	12/09/2025
(18,159)	36.732 (33)	12/09/2025
(52,789)	36.760	12/09/2025
(52,789)	36.760	12/09/2025

(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $31.48 to $31.50, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (33).
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.475 to $31.46, inclusive.
(3) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.87 to $31.14, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.02 to $30.13, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.465 to $29.975, inclusive.
(6) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $30.445 to $30.82, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $31.74 to $31.94, inclusive.
(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $33.40 to $33.55, inclusive.

(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $32.66 to $33.05, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $33.44 to $34.00, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $33.65 to $34.00, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.19 to $34.21, inclusive.
(13) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $34.95 to $35.236, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.70 to $37.31, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.75 to $37.407, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.70 to $36.89, inclusive.
(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $31.48 to $31.50, inclusive.
(18) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.475 to $31.46, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.87 to $31.14, inclusive.
(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.02 to $30.13, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.465 to $29.975, inclusive.
(22) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $30.445 to $30.82, inclusive.
(23) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $30.73 to $31.41, inclusive.
(24) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $31.80 to $32.38, inclusive.
(25) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $31.74 to $31.94, inclusive.
(26) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $33.40 to $33.55, inclusive.
(27) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $33.70 to $34.06, inclusive.
(28) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $33.65 to $34.00, inclusive.
(29) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.19 to $34.21, inclusive.
(30) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $34.90 to $35.23, inclusive.
(31) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.70 to $37.31, inclusive.
(32) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.75 to $37.407, inclusive.
(33) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $36.70 to $36.89, inclusive.